INSTALLMENT PROMISSORY NOTE

$210,000.00                                            November 1, 1994


     For value received, the sufficiency and receipt of which is hereby acknowledged, James W. Dixon ("Borrower"), promises to pay to the order of CompuCom Systems, Inc. ("Holder"), the principal sum of Two Hundred and Ten Thousand and 00/100 Dollars ($210,000) with interest at the Prime Rate of NationsBank of Texas, N.A., which rate shall be adjusted for changes in the Prime Rate effective on the date on which a change in the Prime Rate occurs. Payments due Holder under this Note shall be payable in cash in the manner and at the times provided below, at the office of Holder located at 10100 North Central Expressway, Dallas, Texas 75231.

1.   Payment of Principal

     On or before the payment by Holder to Borrower of an annual bonus payable on or before March 31, 1995, $70,000 of the unpaid principal of this Note together with all accrued interest owing thereon shall be due and payable. On or before December 31, 1996, the remaining unpaid principal of this Note ($140,000) together with all accrued interest owing thereon shall be due and payable. However, in the event the employment of Borrower by Holder terminates prior to the full payment of this Note, any unpaid principal balance of this Note together with all accrued interest owing thereon shall become immediately due and payable at the time of such termination of Borrower's employment.

2.   Right of Offset

     If Borrower does not pay principal or interest on time, or in the event the employment of Borrower terminates, Holder has the right to offset any unpaid commissions, salary, vacation or bonuses owned to Borrower against any amount of unpaid principal or accrued interest owing on this Note.

3.   Default

     If Borrower shall fail to make the payment of any principal or interest when due, the amount thereof shall bear simple interest, from and after the date such payment was due until payment is made, at a rate per annum equal to four (4) percentage points in excess of the Prime Rate of NationsBank of Texas, N.A., which rate shall be adjusted for changes in the Prime Rate effective on the date on which a change in the Prime Rate occurs.

4.   Prepayment

     Borrower may prepay the principal of this Note, from time to time, in whole or in part, without premium or penalty provided that all accrued and unpaid interest thereon is paid at that time.

5.   Security for Note

     This Note shall be secured by a lien on the residence of Borrower at 5447 Surrey Circle, Dallas, Texas 75229.

6.   Events of Default

     (a) Any of the following shall constitute an "Event of Default" as the term is used herein:

          (i) a default in the payment by Borrower to Holder of any principal or interest due under this Note after 10 days notice from Holder of the failure of Borrower to make such a payment required under this Note; or

          (ii) institution of any proceedings by or against Borrower under any Bankruptcy or insolvency statute or Borrower's assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for Borrower or Borrower's property.

     (b) Any notice by Holder sent to Borrower at the address specified below, or such other address of Borrower as may from time to time be shown on Holder's records, at least five days prior to the action contemplated in such notice, shall constitute reasonable notice to Borrower.

     (c) Waiver by Holder of any Event of Default hereunder shall not constitute a waiver of any subsequent Event of Default.

     (d) Borrower hereby waives presentment for payment, notice of demand, notice of nonpayment or dishonor, protest, notice of protest and all other notices in connection with the delivery, acceptance, performance default or enforcement of payment of the Note, and thereby waives all notice or right of approval of any extension, renewals, modifications or forbearance which may be allowed.

7.   Other

     (a) Borrower irrevocably empowers Holder or its agent as Borrower's agent for service of process in any and all such actions which may be instituted against Borrower by Holder, provided that such process be forwarded within five days by said agent to Borrower.

     (b) All rights of Holder hereunder shall inure to the benefit of its heirs, executors, administrators, successors and assigns and all obligations of Borrower shall bind his heirs, executors, administrators, successors and assigns.

     (c) Borrower hereby agrees to pay all reasonable expenses incurred by Holder incidental to or in any way relating to Holder's enforcement of the obligations of Borrower hereunder, including, but not limited to reasonable attorney's fees incurred by Holder.

     (d) Notices required to be given hereunder shall be deemed validly given if sent first class mail, postage prepaid to:

          If to Holder:   CompuCom Systems, Inc.
                          10100 No. Central Expressway
                          Dallas, TX  75231

          If to Borrower: James W. Dixon
                          5447 Surrey Circle
                          Dallas, TX  75229

     (e) Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

     (f)  This Note shall be governed by the law of the State of Texas.

     IN WITNESS WHEREOF, the undersigned has set his hand and seal as of the date first above written.

                                   /s/ James W. Dixon
                                   ---------------------------------
                                   James W. Dixon


WITNESS:

/s/ Robert J. Boutin
---------------------------------